POWER OF ATTORNEY

We, the undersigned trustees and officers of The Principal Real Estate Income Fund, a Delaware statutory trust (the "Fund"), do hereby severally constitute and appoint Jennifer Craig and Kathryn Burns, with full power of substitution, and with full power to sign for him/her and in his/her name in the appropriate capacities, any registration statements on Form N-2 filed by the Fund in connection with the offering of its common shares, including any and all amendments to such registration statement and supplements or other instruments in connection therewith, and generally to do all such things in our names and behalf in connection therewith as said attorney-in-fact deems necessary or appropriate, to comply with the provisions of the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and all related requirements of the Securities and Exchange Commission. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rick A. Pederson
Rick A. Pederson	Trustee	March 19, 2021

/s/ Jerry G. Rutledge
Jerry G. Rutledge	Trustee	March 19, 2021

/s/ Ernest J. Scalberg
Ernest J. Scalberg	Trustee	March 19, 2021

/s/ Jeremy Held
Jeremy Held	Trustee	March 19, 2021